AZZ Inc. Announces Fiscal Year 2023 Third Quarter Results

Third Quarter Sales Growth Reflects Continued Solid Demand
Robust Cash Flow Generation Has Reduced Net Leverage by 0.9x
Raising FY2023 Adjusted EPS Guidance Range to $4.05 - $4.25

January 9, 2023 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), the leading independent provider of hot-dip galvanizing and coil coating solutions, today announced financial results for the third quarter ended November 30, 2022.

Third quarter notable highlights:

◦Sales of $373.3 million from continuing operations; Excludes one month of AIS sales totaling $42.3 million, classified as discontinued operations
◦Strong third quarter sales performance across both segments with Metal Coatings up 17.2% and Precoat Metals up 14.8% on a comparable basis
◦Consolidated Adjusted EPS of $0.88; Reported Diluted EPS of $(0.97) includes non-cash write down related to previously announced AIS divestiture
◦Adjusted EBITDA of $71.2 million or 19.1% of sales for the quarter
◦Net income from continuing operations of $18.4 million compared to $13.1 million in the prior year
◦Raising Fiscal Year 2023 Adjusted EPS guidance to $4.05 - $4.25
◦Reduced debt by $230.3 million
◦Completed divestiture of AIS on September 30, 2022

"We were pleased with our second full quarter as a focused metal coatings business. We delivered strong sales across the Metal Coatings and Precoat Metals segments and completed the divestiture of our majority stake in the Infrastructure Solutions segment resulting in EPS growth from continuing operations of 11.3% in the quarter,” said Tom Ferguson, President and Chief Executive Officer. “These results reflect continued stable customer demand in both segments, the team’s ability to manage the increasing costs of materials and labor, through pricing and operational improvement initiatives, and our focus on providing outstanding value to our customers. As we continue to progress through the seasonally slower second half of the year, our outlook remains positive. We are well positioned to create long-term value for our shareholders.”

Third Quarter Fiscal Year 2023 Segment Review

Metal Coatings Segment
Strong sales of $158.3 million, up 17.2% from the third quarter of the prior year. Improved sales were driven by value pricing initiatives, the impact of fully integrated prior acquisitions, and an increase in volume for hot-dip galvanizing driven by continued strength within the renewables, utility, OEM, and non-residential construction markets.

EBITDA of $41.9 million was up 2.9% versus the third quarter of the prior year. EBITDA margin declined 370 basis points, primarily due to increased zinc, labor, acid, and energy costs in galvanizing, partially offset by increased price, mix and sales volume.

Precoat Metals Segment
Strong sales of $215.0 million, primarily driven by value pricing initiatives and stable volumes from non-residential construction markets and mix.

EBITDA of $34.4 million in line with management's seasonal expectations as higher than normal customer inventories, inflationary pressures and sales mix posed productivity, efficiency, and cost headwinds. We have specific plans in place to address production inefficiencies and are encouraged by the results to date.

Balance Sheet, Liquidity and Capital Allocation

The Company generated year-to-date operating cash flow of $68.6 million through strong earnings and effective management of working capital. A total of $230.3 million of operating cash and proceeds from the sale of AIS were used to pay down debt in the period. At the end of the third quarter, net leverage was 3.4x LTM EBITDA, which improved approximately 0.9x in the six months since closing the Precoat Metals acquisition. Consistent with the capital allocation strategy, the Company returned cash to shareholders through cash dividend payments. Capital expenditures were $18.3 million during the quarter.

Mergers, Acquisitions and Divestitures

On September 30, 2022, the Company completed the transaction whereby AZZ contributed its AZZ Infrastructure Solutions segment to AIS Investment Holdings LLC (the “AIS JV”) and sold a 60% interest in the AIS JV to Fernweh Group. The Company received proceeds from the sale of approximately $108.0 million, as well as $120.0 million that was funded by committed debt financing taken on by the AIS JV, for total cash received of $228 million.

Financial Outlook and Key Assumptions

Mr. Ferguson continued, “Due to the consistent operating performance in our business segments, we are reaffirming our annual sales guidance range of $1.27 billion to $1.32 billion. In addition, we are raising our guidance for adjusted earnings per diluted share for fiscal year 2023 by $0.25 to $4.05 – $4.25 from previously issued guidance of $3.80 – $4.00. Our updated guidance reflects continued strong performance within our segments during the third quarter. Full year guidance reflects the previously communicated seasonally lower fourth quarter, additional interest expense, dividends on our Preferred Stock, and the impact of a normalized forward-looking tax rate. Fourth quarter also excludes any potential impact of equity in earnings on our investment in the AIS JV.”

As we have previously stated, we remain highly focused on executing upon our growth strategy reinforced by our #1 market position in both segments. The underlying fundamentals of our business remain strong and secular growth drivers are in place in key end-markets as we near the end of our seasonally slower period. As part of our corporate commitment to Trust, Respect, Accountability, Integrity, Teamwork and Sustainability (“TRAITS”), we continue to carefully manage our workforce to ensure a safe and healthy operating environment, while leveraging our operational capacity to match our customers’ demand for our products.

Conference Call Details

AZZ Inc. will conduct a live conference call with Tom Ferguson, Chief Executive Officer, and Philip Schlom, Chief Financial Officer to discuss financial results for the third quarter of fiscal year 2023 tomorrow, Tuesday, January 10, 2023 at 11:00 A.M. ET. Interested parties can access the conference call by dialing (844) 855-9499 or (412) 317-5497 (international). A webcast of the call will be available on the Company’s Investor Relations page at http://www.azz.com/investor-relations.

A replay of the call will be available at (877) 344-7529 or (412) 317-0088 (international), replay access code: 9454594, through January 17, 2023, or by visiting http://www.azz.com/investor-relations for the next 90 days.

There will be a slide presentation accompanying today’s event. The Company’s slide presentation for the call will be available on the Investor Relations page at http://www.azz.com/investor-relations.

About AZZ Inc.

AZZ Inc. is the leading independent provider of hot-dip galvanizing and coil coating solutions to a broad range of end-markets. Collectively, our business segments provide sustainable, unmatched metal coating solutions that enhance the longevity and appearance of buildings, products and infrastructure that are essential to everyday life.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” ”could,” “should,” “expects,” “plans,” “will,” “might,” “would,” “projects,” “currently,” “intends,” “outlook,” “forecasts,” “targets,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial, and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the construction markets, industrial markets, and the metal coatings markets. In addition, within each of the markets we serve, our customers and our operations could potentially continue to be adversely impacted by the continuing impact of the COVID-19 pandemic, including governmental issued mandates regarding the same in the jurisdictions in which we operate, sell to or from whom we purchase. We could also experience additional increases in labor costs, components and raw materials, including zinc and natural gas, which are used in our hot-dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition opportunities; currency exchange rates; adequacy of financing, availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility, including a prolonged economic downturn or macroeconomic conditions such as inflation or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business, in Part I, Item 1A. Risk Factors, in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022, and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing, Communications and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Sandy Martin / Phillip Kupper
Three Part Advisors
(214) 616-2207
www.threepa.com

---Financial tables on the following page---

AZZ Inc.
Condensed Consolidated Statements of Income
(dollars and shares in thousands, except per share data)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2022	2021	2022	2021
Sales	$373,301	$135,083	$987,145	$395,732
Cost of sales	300,219	97,510	752,455	285,572
Gross margin	73,082	37,573	234,690	110,160

Selling, general and administrative	27,689	16,283	97,247	47,483
Operating income from continuing operations	45,393	21,290	137,443	62,677

Interest expense	26,123	1,627	61,739	5,017
Equity in (earnings) loss of unconsolidated subsidiaries	(1,006)	—	(1,006)	—
Other (income) expense, net	(610)	(91)	(582)	(106)
Income from continuing operations before income taxes	20,886	19,754	77,292	57,766
Income tax expense	2,447	6,647	18,380	18,778
Net income from continuing operations	18,439	13,107	58,912	38,988
Income from discontinued operations, net of tax	1,069	7,978	17,126	23,412
Loss on disposal of discontinued operations, net of tax	(40,050)	—	(130,073)	—
Net income (loss) from discontinued operations	(38,981)	7,978	(112,947)	23,412
Net income (loss)	(20,542)	21,085	(54,035)	62,400
Accrued dividends on preferred stock	(3,600)	—	(4,640)	—
Net income (loss) available to common shareholders	$(24,142)	$21,085	$(58,675)	$62,400

Earnings per common share from continuing operations
Basic earnings per share	$0.60	$0.53	$2.19	$1.57
Diluted earnings per share	$0.59	$0.53	$2.17	$1.55
Earnings per common share from discontinued operations
Basic earnings (loss) per share	$(1.57)	$0.32	$(4.55)	$0.94
Diluted earnings (loss) per share	$(1.56)	$0.32	$(4.52)	$0.93
Earnings per common share
Basic earnings (loss) per share	$(0.97)	$0.85	$(2.37)	$2.51
Diluted earnings (loss) per share	$(0.97)	$0.85	$(2.35)	$2.48

Diluted weighted average shares outstanding	24,995	24,945	24,984	25,132

AZZ Inc.
Segment Reporting
(dollars in thousands)
(unaudited)
	Three Months Ended November 30,		Nine Months Ended November 30,
	2022	2021	2022	2021
	(In thousands)		(In thousands)
Sales:
Metal Coatings	$158,274	$135,083	$487,567	$395,732
Precoat Metals	215,027	—	499,578	—
Total sales	$373,301	$135,083	$987,145	$395,732

EBITDA(1):
Metal Coatings	$41,895	$40,729	$148,591	$119,788
Precoat Metals	34,434	—	93,846	—
Total segment EBITDA	$76,329	$40,729	$242,437	$119,788
(1) See the Non-GAAP disclosure section below for a reconciliation between the various measures calculated in accordance with GAAP to the Adjusted Earnings Measures

AZZ Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	November 30, 2022	February 28, 2022
Assets:
Current assets	$406,634	$184,869
Property, plant and equipment, net	491,367	193,358
Other assets, net	1,301,473	246,924
Assets of discontinued operations	—	507,876
Total assets	$2,199,474	$1,133,027

Liabilities and Shareholders’ Equity:
Current liabilities	$220,755	$62,247
Long-term debt due after one year, net	1,010,648	226,484
Other liabilities	115,558	64,441
Liabilities of discontinued operations	—	112,490
Shareholders' Equity	852,513	667,365
Total liabilities and shareholders' equity	$2,199,474	$1,133,027

AZZ Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine Months Ended November 30,
	2022	2021
Net cash provided by operating activities of continuing operations	$68,622	$45,938
Net cash used in investing activities of continuing operations	(1,207,653)	(13,406)
Net cash provided by (used in) financing activities of continuing operations	1,005,456	(29,167)
Cash provided by discontinued operations	123,982	711
Effect of exchange rate changes on cash	(2,199)	1,442
Net increase (decrease) in cash and cash equivalents	(11,792)	5,518
Cash and cash equivalents at beginning of period	15,082	14,837
Cash and cash equivalents from continuing operations at end of period	$3,290	$940

AZZ Inc.
Non-GAAP Disclosure
Adjusted Earnings Measures
(dollars in thousands, except per share data)
(unaudited)

In addition to reporting financial results in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the Company has provided adjusted earnings, adjusted earnings per share, Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA (collectively, the “Adjusted Earnings Measures”), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with a greater transparency comparison of operating results across a broad spectrum of companies, which provides a more complete understanding of the Company’s financial performance, competitive position, and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted operating income, adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.
The following tables provides a reconciliation for the three and nine months ended November 30, 2022 and 2021 between the various measures calculated in accordance with GAAP to the Adjusted Earnings Measures (dollars in thousands, except per share data):

	Three Months Ended November 30,				Nine Months Ended November 30,
	2022		2021		2022		2021
	Amount	Per Diluted Share(1)	Amount	Per Diluted Share(1)	Amount	Per Diluted Share(1)	Amount	Per Diluted Share(1)
Net income (loss) available to common shareholders and diluted earnings per share	$(24,142)	(0.97)	$21,085	0.85	$(58,675)	(2.35)	$62,400	2.48
Adjustments:
Acquisition and transaction related expenditures(2)	—	—	—	—	15,320	0.61	—	—
Loss on disposal of discontinued operations	45,010	1.80	—	—	159,910	6.40	—	—
Additional depreciation and amortization related to acquisition(3)	7,986	0.32	—	—	18,634	0.75	—	—
Subtotal	52,996	2.12	—	—	193,864	7.76	—	—
Tax impact(4)	(6,877)	(0.28)	—	—	(37,986)	(1.52)	—	—
Total adjustments	46,119	1.85	—	—	155,878	6.24	—	—
Adjusted earnings and adjusted earnings per share	$21,977	$0.88	$21,085	$0.85	$97,203	$3.89	$62,400	$2.48

(1) Earnings per share amounts included in the table above may not sum due to rounding differences.
(2) Includes expenses related to the Precoat acquisition, as well as the divestiture of the AZZ Infrastructure Solutions business into the AIS JV.
(3) Due to purchase price accounting related to the acquisition of Precoat Metals, additional depreciation and amortization was adjusted during the third quarter. The year-to-date amount includes $3.2 million related to the first quarter, $7.5 million related to the second quarter and $8.0 million related to the third quarter.

(4) Tax benefit consists of: 21% federal statutory rate and 3% blended state tax rate for all adjustments except the loss on disposal of discontinued operations, and 11% and 18% for the loss on disposal of discontinued operations for the three and nine months ended November 30, 2022, respectively.

	Three Months Ended November 30,		Nine Months Ended November 30,
	2022	2021	2022	2021
Net income (loss)	$(20,542)	$21,085	$(54,035)	$62,400
Interest Expense(1)	26,126	1,630	61,747	5,081
Income Tax (Benefit) Expense(1)	(2,380)	5,964	(7,530)	18,489
Depreciation and Amortization(1)	22,970	11,138	63,092	33,222
Total Adjustments	46,716	18,732	117,309	56,792
Non-GAAP EBITDA	26,174	39,817	63,274	119,192
Acquisition and transaction-related expenditures	—	—	15,320	—
Loss on disposal of discontinued operations	45,010	—	159,910	—
Adjusted EBITDA	$71,184	$39,817	$238,504	$119,192
(1) Interest expense, income taxes, depreciation and amortization above include both continuing and discontinued operations, so will not be comparable to the statements of operations included herein, which separate continuing and discontinued operations.

	Three Months Ended November 30,		Nine Months Ended November 30,
	2022	2021	2022	2021
Metal Coatings
Net income (loss)	$32,972	$33,191	$121,832	$97,169
Interest Expense	9	4	21	9
Income Tax Expense	689	—	1,953	—
Depreciation and Amortization Expense	8,225	7,534	24,785	22,610
Total adjustments	8,923	7,538	26,759	22,619
Non-GAAP EBITDA	41,895	40,729	148,591	119,788

Precoat Metals
Net income (loss)	$21,235	$—	$64,221	$—
Interest Expense	(182)	—	(266)	—
Income Tax Expense	—	—	—	—
Depreciation and Amortization Expense	13,381	—	29,891	—
Total adjustments	13,199	—	29,625	—
Non-GAAP EBITDA	34,434	—	93,846	—

Corporate
Net income (loss)	$(35,768)	$(20,084)	$(127,141)	$(58,181)

Net income from continuing operations	$18,439	$13,107	$58,912	$38,988